                      SURGE COMPONENTS, INC. AND SUBSIDIARY

                                   EXHIBIT II

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                           Year Ended
                                                           November 30,
                                                     1999               1998
                                                   -------             -------
Basic earnings:

Net income (loss)                                $   85,064        $ (274,166)
                                                 ----------        ----------

Shares:
    Weighted common shares outstanding            4,858,024         4,836,835
    Employee's stock options                             --                --
                                                 ----------        ----------

Total weighted shares outstanding                 4,858,024         4,836,835
                                                 ----------        ----------

Basic earnings (loss) per common share           $      .02        $     (.06)
                                                 ==========        ==========

Diluted earnings:

    Net income (loss)                            $   85,064        $ (274,166)
                                                 ----------        ----------

Shares:
    Weighted common shares outstanding            4,858,024         4,836,835
      Employee stock options                      1,018,444                --
                                                 ----------        ----------

Total weighted shares outstanding                 5,876,468         4,836,835
                                                 ----------        ----------

Diluted earnings (loss) per common share         $      .01        $     (.06)

                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                                   EXHIBIT II

                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                              Nine Months Ended                           Year Ended
                                                                 September 30,                           December 31,
                                                         1 9 9 9              1 9 9 8             1 9 9 8             1 9 9 7
                                                         -------              -------             -------             -------
                                                       (Unaudited)          (Unaudited)

Basic earnings:

Net loss                                              $(2,627,486)          $ (435,269)         $(3,708,342)        $(2,081,666)
                                                      -----------           ----------          -----------         -----------

Shares:
  Weighted common shares outstanding                   22,267,256            5,191,030            6,836,755              6 ,324
                                                      -----------           ----------          -----------         -----------


Net loss per share                                    $      (.12)          $     (.08)         $      (.54)        $   (329.17)
                                                      ===========           ==========          ===========         ===========

Diluted earnings:

Net loss                                              $(2,627,486)          $ (435,269)         $(3,708,342)        $(2,081,666)
                                                      -----------           ----------          -----------         -----------

Shares:
  Weighted common shares outstanding                   22,267,256            5,191,030            6,836,755               6,324
  Employee stock options                                       --                   --                   --                  --
  Other stock options                                          --                   --                   --                  --
  Convertible note                                             --                   --                   --                  --

Total weighted shares outstanding                      22,267,256            5,191,030            6,836,755               6,324
                                                      -----------           ----------          -----------         -----------

  Diluted net loss per common share                   $      (.12)         $      (.08)         $      (.54)        $   (329.17)
                                                      ===========           ==========          ===========         ===========